UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2015

ASTA FUNDING, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35637	22-3388607
State or Other Jurisdiction of Incorporation of Organization)	(Commission File Number)	(IRS Employer Identification Number)

210 Sylvan Ave. Englewood Cliffs, New Jersey		07632
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (201) 567-5648

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Purchase of Remaining 20% Interest in CBC Settlement Funding, LLC

On December 31, 2015, Asta Funding, Inc. (the “Company”) executed an agreement with William Skyrm and James Goodman to purchase the remaining 20% of CBC Settlement Funding, LLC (“CBC”). The Company previously announced it anticipated closing by the end of 2015 and terms were not disclosed.

Extension of Line of Credit

The Company (through its wholly owned subsidiary, Penn Funding, LLC) agreed to extend its line of credit to CBC Settlement Funding, LLC (“CBC”) for an additional 24 months. Under the terms of the amendment, the limit for the line of credit was increased from $5.0 million to $7.5 million and the interest rate was lowered from 10.5% to 7.5%.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTA FUNDING, INC.

Dated: January 7, 2016	/s/ Gary Stern
Gary Stern
President and Chief Executive Officer